Exhibit 10.4

THIRD LOAN MODIFICATION AGREEMENT

This Third Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of February __, 2012, by and among (a) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”) and (b) (i) ALVARION LTD., a company organized under the laws of the State of Israel (“Ltd”) and (ii) ALVARION, INC., a Delaware corporation (“Inc”) (Ltd and Inc are hereinafter jointly and severally, individually and collectively, referred to as “Borrower”).

1.            DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of June 21, 2011, evidenced by, among other documents, a certain Loan and Security Agreement dated as of June 21, 2011, among Borrower and Bank (as amended from time to time, including without limitation by the First Loan Modification Agreement dated as of November 17, 2011, and the Second Loan Modification Agreement dated as of March 21, 2012 the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.            DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by (a) the Collateral as defined in the Loan Agreement, and (b) the Intellectual Property Collateral as defined in that certain Intellectual Property Security Agreement dated as of June 21, 2011, between Borrower and Bank (as amended, the “Borrower IP Agreement”, and together with any other collateral security granted to Bank, the “Security Documents”).  Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.            DESCRIPTION OF CHANGE IN TERMS.

Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following text, appearing as Section 6.2(c) thereof (as amended by the Second Loan Modification Agreement):

“           (c)           Monthly Financial Statements.  (i) As soon as available, but no later than thirty (30) days after the last day of each month (other than for a month ending on a fiscal quarter), a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations for such month certified by a Responsible Officer and in a form acceptable to Bank.  (ii) Notwithstanding the foregoing, for each month in which Borrower satisfies the Percentage Requirement, in lieu of the financial statements required in the prior sentence, Borrower shall deliver to Bank, as soon as available, but no later than thirty (30) days after the last day of each month (other than for a month ending on a fiscal quarter), a company prepared consolidating balance sheet and income statement covering Borrower’s and each of its Subsidiary’s operations for such month certified by a Responsible Officer and in a form acceptable to Bank. The financial statements delivered pursuant to (i) or (ii) hereof (as applicable) shall be referenced herein as the “Monthly Financial Statements”

and inserting in lieu thereof the following:

”           (c)           Monthly Financial Statements.  (i) As soon as available, but no later than thirty (30) days after the last day of each month (other than for a month ending on a fiscal quarter), a company prepared consolidated balance sheet and income statement covering consolidated operations for such month certified by a Responsible Officer and in a form acceptable to Bank.  (ii) Notwithstanding the foregoing, for each month in which Borrower fails to satisfy the Percentage Requirement, in lieu of the financial statements required in the prior sentence, Borrower shall deliver to Bank, as soon as available, but no later than thirty (30) days after the last day of each month (other than for a month ending on a fiscal quarter), a company prepared consolidating balance sheet and income statement covering Borrower’s operations for such month certified by a Responsible Officer and in a form acceptable to Bank. The financial statements delivered pursuant to (i) or (ii) hereof (as applicable) shall be referenced herein as the “Monthly Financial Statements”

2	The Loan Agreement shall be amended by adding the following new text, to appear following Section 6.2(k) thereof:

“(l)  Factoring Agreement Breach Notice.  Prompt written notice of any breach or default, or any circumstances or an event that could reasonably be expected to constitute a breach or default, under that certain discounting agreement executed between Ltd. and Mizrahi Tefahot Bank Ltd, dated March 29 2012 and all ancillary documents thereto ("MTB Agreement")”

3	The Loan Agreement shall be amended by adding the following new text, to appear at the end of Section 6.6(a) thereof:

" the amounts deposited in the Ltd’s account opened at Mizrahi Tefahot Bank pursuant to the MTB Agreement will be freely transferrable to any other account of Ltd., after deduction of all amounts due to Mizrahi Tefahot Bank under the MTB Agreement. The Loan Agreement shall be amended by deleting the following text, appearing in Section 7.1(e) thereof:

"(e) in connection with non-recourse sale of receivables up to Twenty-Five Million Dollars ($25,000,000) in the aggregate, and/or in connection with sales secured by letter of credits, if any, issued in favor of Borrower on behalf of the account debtor that specifically supports such receivable (“Permitted Factoring”)"

and inserting in lieu thereof the following:

"(e) in connection with non-recourse sale of accounts receivables in the amount of up to Twenty-Five Million Dollars ($25,000,000) in the aggregate [for the avoidance of any doubt, the face amount of such accounts receivables shall not exceed the foregoing aggregate amount], and/or in connection with sales secured by letter of credits, if any, issued in favor of Borrower on behalf of the account debtor that specifically supports such receivable (“Permitted Factoring”)"

4	The Loan Agreement shall be amended by inserting the following new definition appearing alphabetically in Section 13.1 thereof:

“           “Exempted Accounts” means any and all such Xplornet Communication Inc. Accounts of Ltd, to the extent and as long as they are released by the Bank from the scope of the Debentures in accordance with the provisions of the Consent Letter dated March 28th, 2012.”

5	The Loan Agreement shall be amended by adding the following text at the end of the definition of “Borrowing Base” appearing in Section 13.1 thereof:

“           In addition, the Borrowing Base shall not contain any Exempted Accounts.”

6	The Loan Agreement shall be amended by adding the following text at the end of the definition of “Quick Assets” appearing in Section 13.1 thereof:

“           , except for any Exempted Accounts.”

7	The Loan Agreement shall be amended by deleting the following text from sub-section (h) of the definition of “Permitted Indebtedness” appearing in Section 13.1 thereof:

“Indebtedness incurred as a result of restricted cash or offset letters with respect to short term credit lines with other financial institutions for foreign exchange, letters of credit and cash management services in an amount not to exceed Twelve Million Dollars ($12,000,000) in the aggregate “

and inserting in lieu thereof the following:

“Indebtedness incurred as a result of restricted cash or offset letters with respect to short term credit lines with other financial institutions for foreign exchange, letters of credit and cash management services in an amount not to exceed Nine Million Dollars ($9,000,000) in the aggregate, which includes, for the avoidance of any doubt, the  amount of Two Hundred and Fifty Thousand Dollars ($250,000) deposited in Ltd's account in Mizrahi Tefahot Bank Ltd and charged in favor of Mizrahi Tefahot Bank Ltd in accordance with MTB Agreement“

4.           FEES.  Borrower shall pay to Bank a modification fee equal to Twenty Thousand Dollars ($20,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents

5.           RATIFICATION OF PERFECTION CERTIFICATES. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate of Borrower dated as of June 21, 2011, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

6.           RATIFICATION OF INTELLECTUAL PROPERTY AGREEMENT AND SECURITY DOCUMENTS.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the Borrower IP Agreement, the Debentures and the Deed of Pledge and acknowledges, confirms and agrees that the Borrower IP Agreement, the Debentures and the Deed of Pledge contain an accurate and complete listing of all Intellectual Property Collateral, Charge Property and the Pledged Rights as defined in the Borrower IP Agreement, the Debentures and the Deed of Pledge, respectively, and all shall remain in full force and effect.

7.           CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8.           RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9.           CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

10.         COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:

ALVARION LTD.

By_________________________________________

Name:______________________________________

Title:_______________________________________

ALVARION, INC.

By_________________________________________

Name:______________________________________

Title:_______________________________________

BANK:

SILICON VALLEY BANK

By_________________________________________

Name:______________________________________

Title:_______________________________________